Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2009
Fourth Quarter and Full Year Financial Results

NEW YORK, NY – February 10, 2010 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the fourth quarter ended December 31, 2009.

2009 Fourth Quarter Summary

•	Revenue of $182.5 million, a decrease of 12.1 percent from $207.5 million for the fourth quarter of 2008, and an increase of $12.9 million or 7.6 percent from the third quarter of 2009

•
Gross margin of $69.4 million, or 38.0 percent of revenue, down 18.1 percent from $84.7 million, or 40.8 percent of revenue for the same period last year, and an increase of $5.2 million or 8.0 percent from the third quarter of 2009

•
Adjusted EBITDA* of $0.2 million, or 0.1 percent of revenue, improved from an adjusted EBITDA loss of $2.6 million for the fourth quarter of 2008, and an improvement from the adjusted EBITDA loss of $3.2 million in the third quarter of 2009

•
Net loss from continuing operations of $5.0 million, or $0.19 per basic and diluted share, compared with net loss from continuing operations of $75.9 million, including a $67.1 million non-cash impairment charge, or $3.02 per basic and diluted share, for the fourth quarter of 2008

•	Net loss of $10.4 million, or $0.40 per basic and diluted share, compared with net loss of $80.3 million, or $3.20 per basic and diluted share, for the fourth quarter of 2008

*Adjusted EBITDA is defined in the segment tables at the end of this release.

2009 Full Year Summary

•	Revenue of $691.1 million, a decrease of 36.0 percent from $1,079.1 million for 2008

•	Gross margin of $260.5 million, or 37.7 percent of revenue, down 42.8 percent from $455.0 million, or 42.2 percent of revenue for prior year

•	Adjusted EBITDA* loss of $17.2 million, or 2.5 percent of revenue, down from positive adjusted EBITDA of $22.2 million for 2008

•
Net loss from continuing operations of $43.0 million, or $1.65 per basic and diluted share, compared with net loss from continuing operations of $73.1 million, including a $67.1 million non-cash impairment charge, or $2.90 per basic and diluted share, for 2008

•	Net loss of $40.6 million, or $1.56 per basic and diluted share, compared with net loss of $74.3 million, or $2.95 per basic and diluted share, for 2008

*Adjusted EBITDA is defined in the segment tables at the end of this release.

“We made sequential improvement during the fourth quarter in virtually all of our major markets and business units, and I am further encouraged by some continuing momentum into the first quarter of 2010,” said Jon Chait, Hudson Highland Group’s chairman and chief executive officer.  “Our people around the world stepped up to make impressive contributions to our fourth quarter.”

“We achieved positive adjusted EBITDA for the fourth quarter by improving top-line demand and continued cost management,” said Mary Jane Raymond, the company’s executive vice president and chief financial officer. “We expect to make more progress during the year, but note that historically the first quarter is seasonally softer.”

Restructuring Program

The company completed its 2009 restructuring program during the fourth quarter of 2009.  The program was initiated to streamline operations in response to the economic conditions during 2009.  Fourth quarter restructuring expenses of $5.9 million were related to severance, lease terminations and contract cancellations, primarily in Europe and the Americas.  Total restructuring expenses for the year were approximately $19.4 million, a portion of which were classified as discontinued operations as a result of closing the company’s Italy and Japan operations earlier in 2009.

Liquidity and Capital Resources

At the end of the fourth quarter of 2009, the company had $36.1 million in cash and $10.5 million in borrowings under its primary credit facility, down from $44.5 million in cash and $10.5 million in borrowings at the end of the third quarter of 2009. In addition, the company has availability under its primary credit facility of $2.1 million, and an additional $8.1 million under local country credit facilities, for a total of $10.2 million, some of which became available subsequent to December 31, 2009.

Guidance

Despite recent signs of recovery, visibility remains low.  As a result, the company will not provide formal guidance for the first quarter of 2010, other than it expects significant progress in EBITDA compared with the prior year quarter. The company will comment on current trends and its outlook for the first quarter on its fourth quarter earnings call.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the fourth quarter earnings slides in the investor information section of the company’s Web site at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, February 11, 2010 at 9:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the Web cast on the investor information section of the company's Web site at www.hudson.com.

The archived call will be available on the investor information section of the company's Web site at www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs approximately 2,000 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations, including the global economic conditions prevailing during 2009; the ability of clients to terminate their relationship with the company at any time; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; the company’s limited borrowing availability under its credit facility, which may negatively impact its liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; risks related to fluctuations in the company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; risks associated with the company’s investment strategy; risks and financial impact associated with dispositions of underperforming assets; implementation of the company’s cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue (1)	$182,504	$207,521	$691,149	$1,079,085
Direct costs (1)	113,129	122,810	430,696	624,099
Gross margin	69,375	84,711	260,453	454,986
Operating expenses:
Selling, general and administrative expenses	69,192	87,325	277,634	432,803
Depreciation and amortization	3,174	3,388	12,543	14,662
Business reorganization and integration expenses	5,900	6,184	18,180	11,217
Goodwill and other impairment charges	-	67,087	1,549	67,087
Total operating expenses	78,266	163,984	309,906	525,769
Operating (loss) income	(8,891)	(79,273)	(49,453)	(70,783)
Other income (expense):
Interest, net	(225)	204	(694)	1,099
Other, net	669	1,307	1,444	3,269
Loss from continuing operations before provision for income taxes	(8,447)	(77,762)	(48,703)	(66,415)
(Benefit from) provision for income taxes	(3,450)	(1,843)	(5,750)	6,681
Loss from continuing operations	(4,997)	(75,919)	(42,953)	(73,096)
(Loss) income from discontinued operations, net of income taxes	(5,429)	(4,411)	2,344	(1,222)
Net loss	$(10,426)	$(80,330)	$(40,609)	$(74,318)
Basic (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(3.02)	$(1.65)	$(2.90)
(Loss) income from discontinued operations	(0.21)	(0.18)	0.09	(0.05)
Net loss	$(0.40)	$(3.20)	$(1.56)	$(2.95)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(3.02)	$(1.65)	$(2.90)
(Loss) income from discontinued operations	(0.21)	(0.18)	0.09	(0.05)
Net loss	$(0.40)	$(3.20)	$(1.56)	$(2.95)

Weighted average shares outstanding:
Basic	26,329	25,100	26,036	25,193
Diluted	26,329	25,100	26,036	25,193

(1)	Prior year revenue has been reclassed to conform to current year presentation.

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$36,064	$49,209
Accounts receivable, net	98,994	127,169
Prepaid and other	13,247	15,411
Current assets from discontinued operations	61	2,360
Total current assets	148,366	194,149
Intangibles, net	503	2,498
Property and equipment, net	19,433	24,379
Other assets	13,642	9,927
Total assets	$181,944	$230,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,811	$15,693
Accrued expenses and other current liabilities	54,008	76,447
Short-term borrowings	10,456	5,307
Accrued business reorganization expenses	8,784	5,724
Current liabilities from discontinued operations	95	1,410
Total current liabilities	86,154	104,581
Other non-current liabilities	19,183	16,904
Accrued business reorganization expenses, non-current	347	1,476
Total liabilities	105,684	122,961
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 26,836 and 26,494 shares, respectively	27	26
Additional paid-in capital	445,541	450,739
Accumulated deficit	(403,514)	(362,905)
Accumulated other comprehensive income—translation adjustments	34,509	27,054
Treasury stock, 114 and 1,140 shares, respectively, at cost	(303)	(6,922)
Total stockholders’ equity	76,260	107,992
Total liabilities and stockholders' equity	$181,944	$230,953

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Three Months Ended December 31, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue	$39,011	$74,502	$68,991	$-	$182,504
Gross margin	$10,218	$33,007	$26,150	$-	$69,375
Adjusted EBITDA (1)	$(304)	$1,674	$1,677	$(2,864)	$183
Business reorganization and integration expenses	1,794	3,135	849	122	5,900
Goodwill and other impairment charges	-	-	-	-	-
Depreciation and amortization	1,318	822	991	43	3,174
Non-operating income (expense)	803	173	(152)	(155)	669
Interest income (expense)	(10)	(34)	52	(233)	(225)
Provision for (benefit from) income taxes	(3,763)	(810)	1,123	-	(3,450)
Income (loss) from discontinued operations, net of taxes	(274)	(143)	14	(5,026)	(5,429)
Net (loss) income	$866	$(1,477)	$(1,372)	$(8,443)	$(10,426)

For the Three Months Ended December 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue (3)	$52,394	$85,376	$69,751	$-	$207,521
Gross margin	$14,115	$42,001	$28,595	$-	$84,711
Adjusted EBITDA (1)	$(546)	$3,973	$1,090	$(7,131)	$(2,614)
Business reorganization and integration expenses	1,236	1,634	2,317	997	6,184
Goodwill and other impairment charges	40,749	19,598	6,740	-	67,087
Depreciation and amortization	1,112	1,315	896	65	3,388
Non-operating income (expense)	(61)	1,414	282	(328)	1,307
Interest income (expense)	(8)	148	174	(110)	204
Provision for (benefit from) income taxes	(1,644)	474	(673)	-	(1,843)
Income (loss) from discontinued operations, net of taxes	(1,910)	(119)	(2,290)	(92)	(4,411)
Net (loss) income	$(43,978)	$(17,605)	$(10,024)	$(8,723)	$(80,330)

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating income, and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

(2)	Highland Partners was a reportable segment before disposal in 2006. The results from Highland Partners are classified under Corporate for reporting purposes.

(3)	Prior year revenue has been reclassed to conform to current year presentation.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Three Months Ended December 31, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue	$39,011	$74,502	$68,991	$-	$182,504
Gross margin	$10,218	$33,007	$26,150	$-	$69,375
Adjusted EBITDA (1)	$(304)	$1,674	$1,677	$(2,864)	$183
Business reorganization and integration expenses	1,794	3,135	849	122	5,900
Goodwill and other impairment charges	-	-	-	-	-
Depreciation and amortization	1,318	822	991	43	3,174
Non-operating income (expense)	803	173	(152)	(155)	669
Interest income (expense)	(10)	(34)	52	(233)	(225)
Provision for (benefit from) income taxes	(3,763)	(810)	1,123	-	(3,450)
Income (loss) from discontinued operations, net of taxes	(274)	(143)	14	(5,026)	(5,429)
Net (loss) income	$866	$(1,477)	$(1,372)	$(8,443)	$(10,426)

For the Three Months Ended September 30, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue	$35,705	$67,898	$66,044	$-	$169,647
Gross margin	$9,258	$29,571	$25,361	$-	$64,190
Adjusted EBITDA (1)	$(1,625)	$30	$2,579	$(4,206)	$(3,222)
Business reorganization and integration expenses	592	1,881	405	-	2,878
Goodwill and other impairment charges	-	-	-	-	-
Depreciation and amortization	1,047	911	739	44	2,741
Non-operating income (expense)	34	(302)	260	107	99
Interest income (expense)	55	45	55	(251)	(96)
Provision for (benefit from) income taxes	314	(1,172)	(357)	-	(1,215)
Income (loss) from discontinued operations, net of taxes	179	287	181	123	770
Net (loss) income	$(3,310)	$(1,560)	$2,288	$(4,271)	$(6,853)

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating income, and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

(2)	Highland Partners was a reportable segment before disposal in 2006. The results from Highland Partners are classified under Corporate for reporting purposes.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Year Ended December 31, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue	$161,872	$276,975	$252,302	$-	$691,149
Gross margin	$40,959	$124,162	$95,332	$-	$260,453
Adjusted EBITDA (1)	$(5,569)	$1,422	$3,995	$(17,029)	$(17,181)
Business reorganization and integration expenses	5,133	9,682	3,228	137	18,180
Goodwill and other impairment charges	(120)	-	1,669	-	1,549
Depreciation and amortization	4,417	4,553	3,392	181	12,543
Non-operating income (expense)	909	(503)	863	175	1,444
Interest income (expense)	24	49	236	(1,003)	(694)
Provision for (benefit from) income taxes	(2,931)	(2,690)	(129)	-	(5,750)
Income (loss) from discontinued operations, net of taxes	237	(1,606)	(2,730)	6,443	2,344
Net (loss) income	$(10,898)	$(12,183)	$(5,796)	$(11,732)	$(40,609)

For the Year Ended December 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate (2)	Total
Revenue (3)	$273,648	$415,871	$389,566	$-	$1,079,085
Gross margin	$75,016	$212,603	$167,367	$-	$454,986
Adjusted EBITDA (1)	$3,998	$22,958	$23,504	$(28,277)	$22,183
Business reorganization and integration expenses	3,062	2,863	4,295	997	11,217
Goodwill and other impairment charges	40,749	19,598	6,740	-	67,087
Depreciation and amortization	4,630	5,781	4,027	224	14,662
Non-operating income (expense)	(55)	2,834	614	(124)	3,269
Interest income (expense)	458	333	867	(559)	1,099
Provision for (benefit from) income taxes	(332)	4,401	2,612	-	6,681
Income (loss) from discontinued operations, net of taxes	(4,070)	2,616	(3,811)	4,043	(1,222)
Net (loss) income	$(47,778)	$(3,902)	$3,500	$(26,138)	$(74,318)

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating income, and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

(2)	Highland Partners was a reportable segment before disposal in 2006. The results from Highland Partners are classified under Corporate for reporting purposes.

(3)	Prior year revenue has been reclassed to conform to current year presentation.